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                                                                   EXHIBIT 10.10



                              ASSIGNMENT OF RIGHTS
                           (Subject to Concurrent Use)

         THIS ASSIGNMENT OF RIGHTS (Subject to Concurrent Use) ("Assignment") is made and entered into as of this 23rd day of June, 1999 ("Effective Date"), by and between Edison Brothers Stores, Inc., a Delaware corporation ("Assignor"), and Weiss and Neuman Shoe Co., a Missouri corporation ("Assignee").

                                    RECITALS

A. Assignor and Assignee are parties to an Asset Purchase Agreement, dated May 19, 1999 (as amended, the "Asset Purchase Agreement"), pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase certain assets, properties and rights pertaining to the business of Assignor.

B. Assignor is the owner of the right, title and interest in and to the trademarks, service marks, trade names and copyrights, and in each instance owns the registrations and applications for registration thereof, as identified and set forth on Schedule A attached hereto (the "Marks").

C. In furtherance of the transactions contemplated by the Asset Purchase Agreement, Assignee wishes to acquire and Assignor wishes to assign all right, title and interest in and to the Marks, and the registrations and applications for registration thereof, and the goodwill associated therewith, subject to a concurrent use agreement to be executed between Assignee and Novus, Inc. (the Concurrent Use Agreement").

                                   AGREEMENTS

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, subject to the Concurrent Use Agreement, Assignor's entire right, title and interest in and to the Marks, whether statutory or at common law, together with the goodwill of the business in connection with which the Marks are used, and all registrations and applications for registration thereof, in the United States and for all foreign countries, including any renewals and extensions of the registrations that are or may be secured under the laws of the United States and all foreign countries, now or hereafter in effect, for Assignee's use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all income, royalties, damages or payments due or payable as of the Effective Date or thereafter, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Marks, with the right to sue for, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives.

           Assignor authorizes and requests the Commission of Patents and Trademarks to record Assignee as assignee and owner of the Marks, and applications and registrations therefor, in the United States, but excepting the Commonwealth of Puerto Rico.

           Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of


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attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any application for registration or any application for renewal of a registration covering any of the Marks; (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the Marks, including, but not limited to, testifying as to any facts relating to the Marks assigned herein and this Assignment; (3) in obtaining any additional protection for the Marks that Assignee may deem appropriate which may be secured under the laws now or hereafter in effect in the United States or any other country; and (4) the implementation and perfection of this Assignment.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be executed on its behalf as of the Effective Date.


                                      "ASSIGNOR"
                                      EDISON BROTHERS STORES, INC.


                                      By:  /s/ ALAN A. SACHS
                                         --------------------------------------
                                      Printed Name:  Alan A. Sachs
                                                   ----------------------------
                                      Title:  [ILLEGIBLE]
                                            -----------------------------------


                                      "ASSIGNEE"
                                      WEISS AND NEUMAN SHOW CO.

                                      By:  /s/ PETER EDISON
                                         --------------------------------------
                                      Printed Name:  Peter Edison
                                                   ----------------------------
                                      Title:  President
                                            -----------------------------------



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STATE OF MISSOURI               )
                                )       SS:
CITY OF ST. LOUIS               )

         On this 23rd day of June, 1999, before me appeared Alan A. Sachs, to me known, who, being by me duly sworn, did say that he executed the foregoing Assignment on behalf of Edison Brothers Stores, Inc., and acknowledged said Assignment to be his free act and deed and the free act and deed of Edison Brothers Stores, Inc., for the purposes therein set forth.

         IN TESTIMONY WHEREOF, I have hereunder set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.


[NOTARY SEAL]                          /s/ JACK TIDWELL
                                       -----------------------------------------
                                       Notary Public

STATE OF MISSOURI               )
                                )     SS:
CITY OF ST. LOUIS               )

         On this 23rd day of June, 1999, before me appeared Peter Edison, to me known, who, being by me duly sworn, did say that he executed the foregoing Assignment on behalf of Weiss and Neuman Shoe Co., and acknowledged said Assignment to be his free act and deed and the free act and deed of Weiss and Neuman Shoe Co., for the purposes therein set forth.

         IN TESTIMONY WHEREOF, I have hereunder set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.


                                           /s/ JACK TIDWELL
                                           ------------------------------------
                                           Notary Public


[NOTARY SEAL]



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